Annex A-1

May 6, 2009 Amended and Restated Warrant

Annex A-2

June 3, 2009 Amended and Restated Warrant

Annex B-1

New Warrant to Purchase 40,000,000 Shares

PLATINUM STUDIOS, INC.

By:

Brian Altounian

Chief Operating Officer

(Date)

_______________________________________ (Title)

Signed in the presence of:

Annex B-2

New Warrant to Purchase $3,750,000 in Shares